Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Genasys Inc. (formerly LRAD Corporation) of our report dated December 9, 2019, relating to the consolidated financial statements of LRAD Corporation, appearing in the Annual Report on Form 10-K of LRAD Corporation for the year ended September 30, 2019 filed with the Securities and Exchange Commission on December 10, 2019.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

San Diego, California

August 10, 2020